EXHIBIT 21.1
                           TRIMBLE NAVIGATION LIMITED
                       LIST OF SUBSIDIARIES OF REGISTRANT

Name of Subsidiary                                Jurisdiction of Incorporation
------------------------------------------        ------------------------------

TR Navigation Corporation                                      California

Trimble Export Limited                                         California

Trimble Specialty Products, Inc.                               California

Jamestown Manufacturing Corporation                            California

Trimble Acquisition Corp.                                      California

Tripod Data Systems                                            Oregon

TNL Flight Services, Inc                                       Texas

Trimble Middle East WLL                                        Egypt

Trimble Navigation France S.A.                                 France

Trimble Navigation Australia Pty Limited                       Australia

Trimble Mexico S. de R.L                                       Mexico

Trimble Brasil Limitada                                        Brazil

Trimble Navigation Europe Limited                              United Kingdom

Trimble Navigation Deutschland GmbH                            Germany

Trimble Navigation New Zealand Limited                         New Zealand

Trimble Navigation Iberica S.L.                                Spain

Trimble Navigation Singapore PTE Limited                       Singapore

Datacom Software Limited                                       California

Datacom Software Research Limited                              New Zealand

Trimble Navigation Italia s.r.l                                Italy

Trimble Navigation International Limited                       California

Trimble International Holdings S.L.                            Spain

Trimble Holdings GmbH                                          Germany

Trimble AB                                                     Sweden

Trimble Belgium BVBA                                           Belgium



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                            EXHIBIT 21.1 (continued)
                           TRIMBLE NAVIGATION LIMITED
                       LIST OF SUBSIDIARIES OF REGISTRANT

Name of Subsidiary                                Jurisdiction of Incorporation
------------------------------------------        ------------------------------
Trimble Japan K.K.                                            Japan

Spectra Precision Pty Ltd.                                    Australia

Spectra Precision Ltd.                                        United Kingdom

SPHM Inc.                                                     Delaware

Trimble Netherlands B.V.                                      Netherlands

Spectra Precision s.r.l                                       Italy

Trimble Canada Ltd.                                           Canada

Trimble France S.A.                                           France

Spectra Precision GesmbH                                      Austria

Spectra Precision Mexico, SA de CV                            Mexico

Spectra Precision GmbH                                        Germany

Spectra Precision Kaiserslautern GmbH                         Germany

Spectra Precision Scandinavia AB                              Sweden

ZSP Geodetic Systems GmbH                                     Germany

Trimble Information Services, Inc.                            California


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